As filed with the U.S. Securities and Exchange Commission on October 5, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Avalon Acquisition Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	85-3451075 (I.R.S. Employer Identification No.)

2 Embarcadero Center, 8th Floor

San Francisco, CA 94111

(415) 423-0010

(Address, Including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald H. Putnam
Executive Chairman

Avalon Acquisition Inc.

2 Embarcadero Center, 8th Floor

San Francisco, CA 94111

(415) 423-0010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

William N. Haddad, Esq. Venable LLP 1270 Avenue of the Americas New York, New York 10020 Tel: (212) 307-5500 Fax: (212) 307-5598	Barry I. Grossman, Esq. Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-253654)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and three-fourths of one redeemable warrant(2)	3,450,000 units	$10.00	$34,500,000	$3,199
Class A common stock included as part of the units(3)	3,450,000 shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	2,587,500 warrants	—	—	—	(4)
Representative’s Class A common stock(3)	25,875 shares	$10.00	258,750	24

Total			$34,758,750	$3,223	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-253654). Includes 450,000 units, consisting of 450,000 shares of Class A common stock and 337,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Avalon Acquisition Inc. previously registered securities with a proposed maximum aggregate offering price of $173,793,750 on a Registration Statement on Form S-1 (Registration No. 333-253654), as amended (the “Related Registration Statement”), and paid a fee of $18,960.90. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) OF THE SECURITIES ACT OF 1933, AS AMENDED.

Avalon Acquisition Inc., a Delaware corporation (the “Company”), is filing this registration statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“SEC”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-253654) (the “Related Registration Statement”), which was originally filed with the SEC on February 26, 2021, and declared effective on October 5, 2021.

This Registration Statement covers the registration of an additional 3,450,000 of the Company’s units (the “Units”), including 450,000 Units that may be purchased by the underwriters to cover over-allotments, if any, with each Unit consisting of one share of the Company’s Class A common stock, $0.0001 par value per share, and three-fourths of one redeemable warrant, each warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments. This Registration Statement also covers the registration of an additional 25,875 shares of Class A common stock to be issued to the representative of the underwriters upon the closing of the initial public offering.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Related Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Company hereby certifies to the SEC that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the SEC’s account at U.S. Bank as soon as practicable (but no later than the close of business as of October 6, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than October 6, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-253654), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

(a)	The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Venable LLP, Counsel to the Registrant.
23.1	Consent of WithumSmith+ Brown PC.
23.2	Consent of Venable LLP (included on Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to the Registration Statement on Form S-1 filed by the Registrant on February 26, 2021 (File No. 333-253654) and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California on the 5th day of October, 2021.

By:	/s/ S. Craig Cognetti
Name:	S. Craig Cognetti
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ S. Craig Cognetti	October 5, 2021
Name:	S. Craig Cognetti
Title:	Chief Executive Officer (Principal Executive Officer)

By:	*	October 5, 2021
Name:	Rachel Hsu

By:	*	October 5, 2021
Name:	Donald Putnam
Title:	Executive Chairman

* By:	/s/ S. Craig Cognetti
S. Craig Cognetti
Attorney-in-Fact